EXHIBIT 24

POWER OF ATTORNEY

KNOW EVERYONE BY THESE PRESENTS, that each director whose signature appears below constitutes and appoints Mark E. Reese and Bruce G. Kelley, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities related to signing and filing the Form 10-K (annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934) for the year ending December 31, 2017, and all other related filings with the Securities and Exchange Commission, and hereby ratifies and confirms all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

SIGNATURE	TITLE

/s/ Stephen A. Crane
Stephen A. Crane	Chairman of the Board of Directors

/s/ Peter S. Christie
Peter S. Christie	Director

/s/ Jonathan R. Fletcher
Jonathan R. Fletcher	Director

/s/Robert L. Howe
Robert L. Howe	Director

/s/ Bruce G. Kelley
Bruce G. Kelley	Director

/s/ Gretchen H. Tegeler
Gretchen H. Tegeler	Director

March 2, 2018